Exhibit 10.1
FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
This First Amendment to Loan and Security Agreement (the “Amendment”), is entered into as of September 28, 2009, by and between Square 1 Bank (the “Bank”) and Local.com Corporation, and Local.com PG Acquisition Corporation (collectively known as “Borrower”).
RECITALS
Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 26, 2009 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment. Unless otherwise defined herein, capitalized terms shall have the same meaning as given to them in the Agreement.
NOW, THEREFORE, the parties agree as follows:
1)	Bank and Borrower hereby agree that, by executing this First Amendment to Loan and Security Agreement, Co-Borrower Local.com PG Acquisition Corporation: (i) adopts, accepts, enters into and ratifies in its entirety the Agreement and all Loan Documents, and further agrees that such action shall be treated as being effective and binding on Local.com PG Acquisition Corporation as of the Closing Date; and (ii) waives any and all defenses it may have arising from or connected in any way to the failure of Local.com PG Acquisition Corporation to sign the Agreement on the Closing Date.

2)	Bank hereby waives Borrower’s compliance requirements with Section 6.6 of the Agreement (as in effect prior to this Amendment) existing thereunder as of July 31, 2009.

3)	Section 6.6 of the Agreement is hereby amended and restated, as follows:
     6.6 “Primary Depository”. Subject to the provisions of Section 3.1(k) and 3.2(b), Borrower within 30 days of the Closing Date shall maintain all its depository and operating accounts with Bank and its primary investment accounts with Bank or Bank’s affiliates, provided that, until October 31, 2009, but not thereafter, Borrower may maintain an account outside of Bank with an aggregate amount on deposit in such account not to exceed $100,000.
4)	Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.
5)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.
6)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
7)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
a)	this Amendment, duly executed by Borrower;

b)	payments for all Bank Expenses, including Bank’s expenses in the documentation of this Amendment and any related documents, which may be debited from any of Borrower’s accounts; and

c)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

Local.com Corporation		Square 1 Bank

By:	/s/ Brenda Agius	By:	/s/ Christopher Erro

Its:	Chief Financial Officer and Secretary	Its:	Vice President

Local.com PG Acquisition Corporation

By:	/s/ Brenda Agius
Its:	Chief Financial Officer and Secretary
[Signature Page to First Amendment to Loan and Security Agreement]